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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): January 6, 2000
                                                          ---------------



                          CHARTER COMMUNICATIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)



            000-27927                                    43-1857213
            ---------                                    ----------
      Commission File Number                          (Federal Employer
                                                   Identification Number)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                      63131
-----------------------------------                      -----
(Address of Principal Executive Offices)                 (Zip Code)

(Registrant's telephone number, including area code)     (314) 965-0555






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ITEM 5   OTHER ITEMS

     On January 6, 2000, Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation, both beneficially owned subsidiaries of Charter Communications, Inc. (collectively, the "Issuers"), announced that they had entered into an agreement to sell $675.0 million of 10.00% Senior Notes due 2009, $325.0 million of 10.25% Senior Notes due 2010 and 11.75% Senior Discount Notes due 2010 with a principal amount at maturity of $532.0 million. The sale of the notes provided gross proceeds to the Issuers of approximately $1.3 billion. The net proceeds of the offering will be used to repay debt, including notes that will be put to the Issuers' subsidiaries in change of control offers that are pending or anticipated. Funding closed on January 12, 2000.

     A copy of the press release announcing the contemplated financing is being filed as Exhibit 99.1 with this report.




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ITEM 7   EXHIBITS

         (a)  Exhibits.

              99.1    Press release dated December 27, 1999.*

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*filed herewith


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    CHARTER COMMUNICATIONS, INC.,
                                    registrant




Dated January 13, 2000              By:    /s/ KENT D. KALKWARF
                                           --------------------
                                           Name:  Kent D. Kalkwarf
                                           Title: Senior Vice President and
                                                  Chief Financial Officer
                                                  (Principal Financial Officer
                                                  and Principal Accounting
                                                  Officer)